Exhibit 26 (g) vi. a1. 7.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Effective: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective April 1, 2005, the Amendment Effective Date, Article I - Automatic Reinsurance of the above-referenced Agreement will be replaced with the attached Article I - Automatic Reinsurance clarifying the              facultative rule.

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-1-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-1-13
Peter G. Ferris
Vice President & Actuary

C. M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-1-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	3/13/2013

Print name:	Senan O’Loughlin

Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Joseph Lapine	Date:	3/13/2013

Print name:	Joseph Lapine

Title:	Senior Vice President

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ARTICLE I: AUTOMATIC REINSURANCE

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in SCHEDULE A: ACCEPTED COVERAGES, and SCHEDULE B: REINSURANCE LIMITS, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The Ceding Company has retained the Percentage of Participation listed in SCHEDULE B: REINSURANCE LIMITS up to the maximum limit of retention stated therein.

2.	The total amount does not exceed the automatic binding limits shown in SCHEDULE B: REINSURANCE LIMITS.

3.	The amount per issue does not exceed the Issue Limit shown in SCHEDULE B: REINSURANCE LIMITS.

4.	If the certificates are listed on a guaranteed issue basis they must meet the parameters listed in SCHEDULE F: UNDERWRITING GUIDELINES.

5.	The plans and riders which are listed in SCHEDULE A: ACCEPTED COVERAGES.

6.	The risk is a resident of the United States, Canada, Puerto Rico or Guam, or qualifies under the Guaranteed Issue Guidelines listed in SCHEDULE F: UNDERWRITING GUIDELINES.

7.	For Fully Underwritten cases, the individual risk shall not have been submitted on a facultative basis by the Ceding Company to the Reinsurer or other reinsurers within the last .

8.	MassMutual’s current underwriting guidelines at time of issue were used. Note that variations from the underwriting on new lives are possible. Variations of significance will be approved by , the Lead Underwriting Reinsurer. Insurance increases on old lives reflect underwriting previously approved by the Lead Underwriting Reinsurer.

B.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company, subject to the provisions of Paragraph C of this Article. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of ARTICLE IV- PREMIUMS, PAYMENTS AND REPORTS, or ARTICLE X: INCREASE IN RETENTION.

C.	The Ceding Company represents that it is, and shall use its best efforts to remain in compliance with all laws, regulations, judicial and administrative orders applicable to the policies, including, but not limited to, sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such sanctions may be amended from time to time, and the maintenance of an effective anti-money laundering policy (collectively “Laws”). Neither the

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ARITCLE I: AUTOMATIC REINSURANCE LIMITS

(Continued)

Ceding Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of said Laws, including making any payments in violation of the Law. Should either party discover a reinsurance payment has been made in violation of the Law, it shall notify the other party and the parties shall cooperate in order to take all necessary corrective actions.

AMENDMENT to the

SELECTED AUTOMATIC YRT AGREEMENTS

listed below

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

And

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State, Original Treaty Effective Date: April 1, 2005

And

Coverage: Strategic Edge GUL with or without the variable rider (GVUL) New York State Business Only, Original Treaty Effective Date: April 1, 2010

Effective upon policy anniversary renewal beginning February 1, 2013, Schedule D and Base Rate Table of the above-referenced Agreements are hereby revised by the attached “Schedule D: Reinsurance Premium Rates Revised February 1, 2013” and “Base Rate Tables Revised February 1, 2013”. This amendment will serve to update rates in accordance with the Reinsurance Rate Adjustment Mechanism as described in Schedule K of the above-referenced Agreements. Rate changes apply to              as well as            . The rates herein shall be used for              effective on or after February 1, 2013            .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

	/s/ Peter G. Ferris	Date:	4-12-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-12-13
Peter G. Ferris
Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-12-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	4/10/2013

Print name:	Senan O’Loughlin

Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Christopher A Howley	Date:	4/10/2013

Print name:	Christopher A Howley

Title:	Vice President

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SCHEDULE D: REINSURANCE PREMIUM RATES

REVISED FEBRUARY 1, 2013

Premiums for Standard Risks (Currency – U.S. Dollars)

The premium rates              shall be the following percentages times the              (attached below) for males and females as appropriate (            ):

%
%
%

The premium shall be            . The Reinsurer and Ceding Company shall participate in the Rate Adjustment Mechanism in SCHEDULE K: RATE ADJUSTMENT MECHANISM. Rate changes apply to            .

Policy Fees: No policy fees shall be paid under this Agreement.

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Base Rate Table: Revised February 1, 2013

(Note: The Base Rate Table remains unchanged)

Base Rate Table: the following table will be used as            . This table will be

the              to create the appropriate reinsurance premium rates.

The              in the base rate table are

and then by            , where the resulting premium            .

For              rates, the rates in the Base Rate Table will be              for

             and            .

Base Rate Table

	Male		Female
Attained	Non-	Male	Non-	Female
Age

[table deleted]

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Calculation of New Rates to become effective on February 1, 2013

New rates are calculated as follows.

1.			2.		3. Determine New Pay Percentages
	Base Rate Tables			Base Rate Table

a. Select rates: pay
			for		percentages

Attained	Unisex	Unisex	Attained	Unisex
						Original Pay %	New Pay %
Age			Age			[table deleted]
[table deleted]			[table deleted]

HISTORICAL PAY PERCENTAGES
For

Effective
[table deleted]

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Effective: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL) Non-New York State

TAI Code:

Effective April 21, 2013, the Amendment Effective Date, Article I – Automatic Reinsurance, Article X – Retention Increases &            , Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Article I – Automatic Reinsurance, Article X – Retention Increases &            , Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits revising the            , the Reinsurer’s              and the Ceding Company’s            . The change in the            , Reinsurer’s              and the Ceding Company’s              will apply to            .

Also, Schedule I – Rules for Determining QSP’s for GVUL and Schedule J – MassMutual GVUL Reinsurance Example are hereby removed from the above-referenced Agreement since they are             . Placeholders for Schedule I and Schedule J are attached.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-31-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-31-13
Peter G. Ferris
Vice President & Actuary

C. M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-31-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kyle Bauer	Date:	5/23/2013

Print name:	Kyle Bauer

Title:	VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Jeremy Lane	Date:	5/23/2013

Print name:	Jeremy Lane

Title:	VP

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ARTICLE I: AUTOMATIC REINSURANCE

(Effective 4/21/2013)

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in SCHEDULE A: ACCEPTED COVERAGES, and SCHEDULE B: REINSURANCE LIMITS, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The Ceding Company has retained the Percentage of Participation listed in SCHEDULE B: REINSURANCE LIMITS up to the maximum limit of retention stated therein.

2.	The total amount does not exceed the automatic binding limits shown in SCHEDULE B: REINSURANCE LIMITS.

3.	The amount per issue does not exceed the Issue Limit shown in SCHEDULE B: REINSURANCE LIMITS.

4.	If the certificates are listed on a guaranteed issue basis they must meet the parameters listed in SCHEDULE F: UNDERWRITING GUIDELINES.

5.	The plans and riders which are listed in SCHEDULE A: ACCEPTED COVERAGES.

6.	The risk is a resident of the United States, Canada, Puerto Rico or Guam, or qualifies under the Guaranteed Issue Guidelines listed in SCHEDULE F: UNDERWRITING GUIDELINES.

7.	For Fully Underwritten cases, the individual risk shall not have been submitted on a facultative basis by the Ceding Company to the Reinsurer or other reinsurers within the last .

8.	MassMutual’s current underwriting guidelines at time of issue were used. Note that variations from the underwriting on new lives are possible. Variations of significance will be approved by , the Lead Underwriting Reinsurer. Insurance increases on old lives reflect underwriting previously approved by the Lead Underwriting Reinsurer.

B.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company, subject to the provisions of Paragraph C of this Article. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS, or ARTICLE X: INCREASE IN RETENTION.

C.	The Ceding Company represents that it is, and shall use its best efforts to remain in compliance with all laws, regulations, judicial and administrative orders applicable to the policies, including, but not limited to, sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such sanctions may be amended from time to time, and the maintenance of an effective anti-money laundering policy (collectively “Laws”). Neither the

[page break]

ARTICLE I: AUTOMATIC REINSURANCE LIMITS

(Effective 4/21/2013)

(Continued)

Ceding Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of said Laws, including making any payments in violation of the Law. Should either party discover a reinsurance payment has been made in violation of the Law, it shall notify the other party and the parties shall cooperate in order to take all necessary corrective actions.

[page break]

ARTICLE X: RETENTION INCREASES &

(Effective 4/21/2013)

A.	Retention Limit Changes

If the Ceding Company changes its maximum retention limits as applied to all or substantially all of the Company’s life insurance products then in force, it will provide the Reinsurer with written notice of the new maximum retention limits and the effective date.

B.	The Ceding Company may apply the new limits of retention to existing reinsurance and change its Participation Percentage on reinsurance in force in accordance with the following rules and according to the provision in SCHEDULE B: REINSURANCE LIMITS.

1.	Ceding Company’s .

2.	The change in Participation Percentage will become effective on the policy anniversary date.

3.	The new Participation Percentage must apply to all business for a given client reinsured under this Agreement to the extent that their concentration maximum at one location has not been breached.

C.

The Ceding Company may             provided:

C.1	The Ceding Company gives the Reinsurer irrevocable written notice of its intention to ; and

C.2	Such ; and

C.3	The Ceding Company has maintained from the time the policy was issued, its full retention as set out in SCHEDULE B: REINSURANCE LIMITS for the plan and the insured’s classification; and

C.4	The Ceding Company has applied its increased Retention Limits in a consistent manner to all categories of its Retention Limits set out in SCHEDULE B: REINSURANCE LIMITS unless otherwise agreed to by the Reinsurer; and

C.5	Other than as respects bona fide catastrophe or financial reinsurance arrangements, the Ceding Company will .

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ARTICLE X: RETENTION INCREASES &

(Effective 4/21/2013)

(Continued)

D.	In applying its increased Retention Limits to Reinsured Policies, the age and mortality rating at the time of issue will be used to determine the amount of the Ceding Company’s increased maximum retention. The amount of reinsurance eligible for . If there is reinsurance with other companies on risks eligible .

E.	The Ceding Company may not .

F.	No .

G.	If there is a .

H.	The Reinsurer will .

I.	The terms and conditions for the Ceding Company to .

J.	If the Ceding Company .

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SCHEDULE A: ACCEPTED COVERAGES

(Effective 4/21/2013)

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Hartford, Connecticut, C.M. Life Insurance Company of Hartford, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business:              under this Agreement.

Plans of Insurance:             .

Eligible Policies:             .

            .

Lead Underwriting Reinsurer:              shall be the Lead Underwriting Reinsurer for all business issued under this Agreement on and after April 21, 2013.

Duties and function of the Lead Underwriting Reinsurer: In the circumstance that an individual case deviation from the guidelines in the underwriting manual occurs, the Lead Underwriting Reinsurer’s approval is the deciding factor in determining the acceptance of each deviation, and the Reinsurer in this Agreement must follow the Lead Underwriting Reinsurer’s decision.

In the circumstance that the underwriting manual is modified, either in whole or in part, any such modification will be reviewed with and approved by the Reinsurer of this Agreement. The Reinsurer may accept the modification by an amendment to this Agreement.

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SCHEDULE B: REINSURANCE LIMITS

(Effective 4/21/2013)

Basis of Reinsurance: The Ceding Company will            .

Reinsurer’s Share: Reinsurer’s percentage share is             %. Reinsurer’s percentage will be            .

For purposes of this Agreement, the term “location” will            .

Concentration limit: as used in the agreement,            .

Ceding Company’s Retention at one location: As described above,            .

Issue Ages:

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SCHEDULE I: RULES FOR DETERMINING QSP’S FOR GVUL

(Effective 4/21/2013)

Not Applicable

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SCHEDULE J: MASSMUTUAL GVUL REINSURANCE EXAMPLE

(Effective 4/21/2013)

Not Applicable

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